Exhibit 99.2

Isoray To Announce Fourth Quarter and Fiscal Year End 2022 Financial Results on September 28, 2022

Conference Call is Wednesday, September 28 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash., Sept. 21, 2022 (GLOBE NEWSWIRE) -- Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy, today announced that it will host a conference call to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2022 on Wednesday, September 28, 2022, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2022 after the close of the U.S. stock markets on September 28, 2022.

To listen to the conference call, please dial 888-506-0062. For callers outside the U.S., please dial 973-528-0011.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/46490. The webcast will be available until December 28, 2022 following the conference call.

About Isoray

Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Follow us on LinkedIn and Twitter.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747